                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement             [_] Confidential, For Use of the
[_] Definitive Proxy Statement                    Commission Only (as permitted
[_] Definitive Additional Materials               by Rule 14a-6(e)(2))
[_] Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                         ADVANCED RADIO TELECOM CORP.
              --------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                   -----------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount previously paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                         ADVANCED RADIO TELECOM CORP.

                       500 108th Avenue, NE, Suite 2600
                          Bellevue, Washington 98004

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               February 19, 1998

                             ---------------------


     The Special Meeting of Stockholders of Advanced Radio Telecom Corp. will be held on February 19, 1998 at 10:00 a.m. (local time) at 411 108th Avenue NE, Bellevue, Washington 98004 for the following purposes:

     1. To approve certain amendments to the Restated Equity Incentive Plan.

     2. To approve the 1997 Equity Incentive Plan for Non-Employee Directors

     3. To consider and act upon such other matters as may properly come before the meeting.


     Only stockholders of record at the close of business on January 13, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                    By Order of the Board of Directors



                                    Thomas M. Walker
                                    Secretary

Bellevue, Washington
January 20, 1998


     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                         ADVANCED RADIO TELECOM CORP.

                                 -------------

                        SPECIAL MEETING OF STOCKHOLDERS

                               February 19, 1998

                                 -------------

                                PROXY STATEMENT

                                 -------------

     The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Radio Telecom Corp. (the "Company") for use at the Special Meeting of Stockholders (the "Meeting") to be held on February 19, 1998, at 10:00 a.m. at 411 108th Avenue NE, Bellevue, Washington 98004 and at any adjournment thereof.

     In the absence of contrary instructions, the persons named as proxies will vote in favor of the proposals to amend the Restated Equity Incentive Plan and to approve the 1997 Equity Incentive Plan for Non-Employee Directors. To be voted, proxies must be delivered to the Secretary of the Company prior to voting. A proxy may be revoked by a stockholder at any time before it is voted by (i) delivering to the Company another properly signed proxy relating to the same shares and bearing a later date, (ii) otherwise delivering a written notice to the Secretary of the Company, bearing a date later than the date of the proxy, stating the proxy is revoked or (iii) attending the Meeting or any adjournment thereof and voting the shares covered by the proxy in person (although attendance at the meeting will not, by itself, revoke a proxy).

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other stockholders. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

     Only holders of record of shares of the Company's common stock, $.001 par value per share (the "Common Stock"), on January 13, 1998 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding _______ shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

         APPROVAL OF AMENDMENTS TO THE RESTATED EQUITY INCENTIVE PLAN


Proposal

     The Board of Directors of the Company has adopted and is submitting to the shareholders for their approval amendments (the "Amendments") to the Restated Equity Incentive Plan (the "Equity Incentive Plan") which would increase the number of shares of Common Stock issuable under the Equity Incentive Plan from 1,400,000 shares to 4,000,000 shares and would increase the maximum number of shares as to which options or stock appreciation rights ("SARs") may be granted to any participant in a calendar year from 300,000 shares to 800,000 shares.

     The Company believes that the Equity Incentive Plan is serving its purpose in helping to attract, retain and reward persons who can make significant contributions to the success of the Company, and in strengthening the commonality of interest between these persons and the shareholders. To continue to meet these objectives, the Company believes that it needs to have additional shares available for awards under the plan. In addition, the Company has found that in the competitive telecommunications market, the Company must grant more than 300,000 options to induce experienced executives to join the Company.

     Of the 2,100,000 additional shares proposed to be made available for awards under the amended Equity Incentive Plan, five-year options to purchase 545,000 shares were granted to Henry C. Hirsch, the Company's new Chief Executive Officer, in October 1997, subject to shareholder approval of the Amendments. Of those options, 345,000 will be exercisable at $8.875 per share, the fair market value on the date of the grant, and 200,000 will be exercisable at $12.50 per share. In addition, in December 1997 five-year options to purchase 500,000 shares were granted to William J. Maxwell, the Company's new Executive Vice President, Strategic Planning, Marketing & Sales, subject to shareholder approval of the Amendments. Of these options, 300,000 will be exercisable at $9.25, the fair market value on the date of grant, 100,000 will be exercisable at $12.25 and 100,000 will be exercisable at $15.00 per share. In addition, in December 1997 five-year options to purchase 200,000 shares were granted to George R. Olexa, the Company's new Senior Vice President and Chief Technology Officer, subject to shareholder approval of the Amendments. Of these options, 100,000 will be exercisable at $8.125, the fair market value on the date of the grant, and 100,000 will be exercisable at $15.00 per share. In the event that the shareholders do not approve the Amendments, these options granted to Mr. Hirsch, Mr. Maxwell and Mr. Olexa will be void. On _________, 1998, the closing price quoted on the Nasdaq National Market of a share of the Company's Common Stock was $____.

     Except as described with respect to Mr. Hirsch, Mr. Maxwell and Mr. Olexa, no determination has been made (i) as to which individuals may in the future receive options or rights under the amended Equity Incentive Plan, (ii) as to the number of shares to be covered by any such options or rights granted to any single individual, or (iii) as to the number of individuals to whom such options or rights will be granted. The proceeds received by the Company from the sale of stock pursuant to the Equity Incentive Plan will be used for the general purposes of the Company, or in the case of the receipt of payment in shares of Common Stock, as the Board of Directors may determine, including redelivery of the shares received upon exercise of options.


Summary of the Equity Incentive Plan

     The Equity Incentive Plan provides for the grant of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), SARs, restricted stock, unrestricted stock, deferred stock grants, and performance awards, loans to participants in connection with awards, supplemental grants and combinations of the above. The shares of Common Stock issuable under the Equity Incentive Plan may also include provision for payment of dividend equivalents with respect to the shares subject to the award.

     Unless the Board of Directors otherwise determines, the Equity Incentive Plan must be administered by a committee of the board consisting of at least two directors (the "Committee"). The Equity Incentive Plan is currently administered by the Compensation Committee of the Board of Directors. All employees of the Company and any of its subsidiaries and other persons or entities (including non-employee directors of the Company and its subsidiaries) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, are eligible to participant in the Equity Incentive Plan. As of January , 1998, the Company employed approximately ___ people.

     Stock Options. The exercise price of an ISO granted under the Equity Incentive Plan may not be less than 100% (110% in the case of 10% shareholders) of the fair market value of the Common Stock at the time of grant. The exercise price of a NQSO granted under the Equity Incentive Plan is determined by the Committee. The term of each option may be set by the Committee but cannot exceed ten years from grant (five years from grant in the case of an ISO granted to a 10% shareholder), and each option will be exercisable at such time or times as the Committee specifies. The option price may be paid in cash or check acceptable to the Company or, if permitted by the Committee and subject to certain additional limitations, by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an unconditional and irrevocable undertaking by a broker promptly to deliver sufficient funds to pay the exercise price, or by a combination of the foregoing. At the request of an option holder, if the market price of the shares of Common Stock subject to an option exceeds the exercise price of the option at the time of exercise, the Committee may, in its sole discretion, cancel the option and cause the Company to pay to the person exercising the option in cash or Common Stock an amount equal to the difference between the fair market value of the stock which would have been purchased pursuant to the option and the aggregate exercise price which would have been paid.

     Stock Appreciation Rights. SARs may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise, in cash or Common Stock, the excess of a share's fair market value at the date of exercise over the share's fair market value on the date the SAR was granted. The Committee may also grant SARs which provide that following a change in control of the Company as determined by the Committee, the holder of such right will be entitled to receive an amount measured by specified values or averages of values of the Common Stock prior to the change in control. If a SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa. A SAR granted in tandem with an ISO may be exercised only when the market price of Common Stock subject to the option exceeds the exercise price of such option. SARs not granted in tandem will be exercisable at such time, and on such conditions, as the Committee may specify.

     Stock Awards. The Equity Incentive Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture as well as of unrestricted shares of Common Stock. Awards may provide for acquisition of restricted or unrestricted Common Stock for a purchase price specified by the Committee, but in no event less than par value. Restricted Common Stock is subject to repurchase by the Company at the original purchase price or to forfeiture if no cash was paid by the participant if the participant ceases to be an employee before the restrictions lapse. Other awards under the Equity Incentive Plan may also be settled with restricted Common Stock. Restricted securities will become freely transferable upon the completion of the restricted period including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, may waive all or part of the restrictions and conditions at any time.

     The Equity Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future, at such times and on such conditions as the Committee may specify, and performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Equity Incentive Plan.

     A loan may be made under the Equity Incentive Plan either in connection with the purchase of Common Stock under an award or with the payment of any federal, state and local tax with respect to income recognized as a result of an award. The Committee will determine the terms of any loan, including the interest rate (which may be zero). No loan may have a term exceeding ten years in duration. In connection with any award, the Committee may also provide for and grant a cash award to offset federal, state and local income taxes or to make a participant whole for certain taxes.

     Except as otherwise provided by the Committee, if a participant dies, options and SARs held by such participant immediately prior to death, to the extent then exercisable, may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Except as otherwise determined by the Committee, options and SARs not exercisable at a participant's death terminate. Outstanding awards of restricted Common Stock must be transferred to the Company upon a participant's death and, similarly, deferred Common Stock grants, performance awards and supplemental awards to which a participant was not irrevocably entitled prior to death will be forfeited, except as otherwise determined by the Committee.

     In the case of a termination of a participant's association with the Company for reasons other than death, except as otherwise determined by the Committee, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), options and SARs not exercisable immediately prior to termination will terminate, shares of restricted Common Stock must be resold to the Company, and other awards to which the participant was not irrevocably entitled prior to termination will be forfeited. If any such association is terminated due to the participant's discharge for cause which, in the opinion of the Committee, casts such discredit on the participant as to justify immediate termination of any award under the Equity Incentive Plan, such participant's options and SARs may be terminated immediately.

     Except as otherwise provided by the Committee at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert or in the event of the sale or transfer of substantially all of the Company's assets, (i) each outstanding option and SAR will become immediately exercisable, (ii) each outstanding share of restricted Common Stock will immediately become free of all restrictions and conditions, (iii) all conditions on deferred grants, performance awards, supplemental grants and other awards will be removed and (iv) all loans under the Equity Incentive Plan will be forgiven. The Committee may instead arrange to have the surviving or acquiring corporation or affiliate assume any award held by a participant or grant a replacement award. If the optionee is terminated after a change in control by the Company without cause, or in the case of certain optionees designated from time to time by the Committee who resign under certain circumstances within two years following a change in control, all unvested options will vest, all options will be exercisable for the shorter of four years or their original duration and all other awards will vest.


Certain Federal Income Tax Consequences

     The following discussion, which is based on the law as in effect on November 1, 1997, summarizes certain federal income tax consequences associated with stock option awards under the Equity Incentive Plan. This summary does not purport to cover federal employment tax or other federal tax consequences, or state, local or non-U.S. tax consequences, that may be associated with such awards nor does it address the tax consequences associated with other awards under the Equity Incentive Plan.

     In general, an optionee will realize no taxable income and the Company will not be entitled to claim a deduction upon the grant of a stock option under the Equity Incentive Plan. The tax consequences associated with the exercise of a stock option or the disposition of shares acquired upon exercise will depend in part on whether the stock option is an ISO or an NQSO. In general, the exercise of an ISO will not result in taxable income for regular income tax purposes or in a deduction to the Company. If the optionee does not dispose of the shares within two years from the date of grant or within one year after exercise, the optionee will realize a long-term capital gain or loss upon a subsequent sale, and the Company will not be entitled to a deduction. If an optionee disposes of shares purchased under an ISO within these one- and two-year holding periods, the optionee will realize ordinary income equal, in general, to the option spread at time of exercise, and a corresponding deduction will be available to the Company.

     In general, on the exercise of an NQSO an optionee will realize ordinary income equal to the option spread (subject to withholding, in the case of an NQSO awarded to an employee), and a corresponding deduction will be available to the Company. Any gain or loss recognized upon a subsequent sale of the shares will be a capital gain or loss for which the Company will not be entitled to a deduction. In general, an ISO that is exercised more than three months after termination of employment will be treated as an NQSO, as will ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     Special tax rules may defer the recognition or measurement of income associated with the exercise of stock options under the Equity Incentive Plan, or the disposition of shares acquired upon exercise, in those cases where the shares are subject to a substantial risk of forfeiture.

     Under Section 162(m) of the Internal Revenue Code, the Company may not deduct more than $1 million for remuneration paid to any of its five highest paid executive officers. Some types of remuneration are not subject to this limit, including certain performance-based compensation. It is intended that ISOs and NQSOs awarded under the Equity Incentive Plan, if granted with an exercise price at least equal to the fair market value of the Common Stock on the date of grant, will qualify for the performance-based exception from the $1 million deduction limitation.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, the vesting or accelerated exercisability of stock options in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including payments taken into account by reason of the grant, vesting or exercise of options under the Equity Incentive Plan, may be subject to additional federal tax and may be nondeductible to the Company.


Grants Under the Amended Equity Incentive Plan

     The following table sets forth information with respect to the stock options granted to date under the Equity Incentive Plan as proposed to be amended, subject to shareholder approval of the Amendments.


                                                                     Equity Incentive Plan as Proposed to be Amended
Name and Position                                                             Number of Provisional Options
-----------------                                                             -----------------------------
Henry C. Hirsch....................................................................          545,000
     Chief Executive Officer
William J. Maxwell.................................................................          500,000
     Executive Vice President, Strategic Planning, Marketing & Sales
George R. Olexa....................................................................          200,000
     Senior Vice President, Chief Technology Officer
Executive Officer Group (3 persons)................................................        1,245,000

The Board of Directors Recommends a Vote "FOR" the approval of the Amendments to the Restated Equity Incentive Plan


APPROVAL OF 1997 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS


Proposal

     The Board of Directors has adopted and is submitting to shareholders for their approval the 1997 Equity Incentive Plan for Non-Employee Directors (the "1997 Directors Plan"). The 1997 Directors Plan is designed to advance the Company's interest by enhancing its ability to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to align the interest of those directors more closely with stockholders. The 1997 Directors Plan will replace the 1996 Non-Employee Directors Incentive Stock Option Plan ("1996 Directors Plan"). The Board of Directors adopted the 1997 Directors Plan to align the equity compensation of the board with that of comparable companies, to permit each eligible director to elect to receive his or her directors fees in stock instead of cash and to take advantage of additional flexibility provided by revised federal regulation.

     Of the 500,000 shares to be authorized for issuance under the 1997 Directors Plan, initial options of 20,000 shares at $8.875 were granted to each of the Company's five non-employee directors subject to shareholder approval of the 1997 Directors Plan. In addition, ___ directors elected to receive stock in lieu of fees for 1998 under the 1997 Directors Plan also subject to shareholder approval.

Material Differences from 1996 Directors Plan

     The material differences between the 1997 Directors Plan and the 1996 Directors Plan are that (i) the 1997 Directors Plan gives eligible directors initial grants of options to purchase 20,000 shares where the 1996 Directors Plan gave initial grants of options to purchase 2,600 shares; (ii) the 1997 Directors Plan gives eligible directors annual grants of options to purchase 7,000 shares where the 1996 Directors Plan gave annual grants of options to purchase 2,200 shares; (iii) the 1997 Directors Plan gives the Directors Committee (as defined below) the ability to grant additional Discretionary Options (as defined below); (iv) the 1997 Directors Plan gives eligible directors the option to take their fees as deferred stock rather than cash; (v) the 1997 Directors Plan may be amended by the Directors Committee in any way permitted by law that does not adversely affect a person's rights under the plan, and (vi) the 1997 Directors Plan limits the total number of shares that can be issued under the plan to 500,000 shares, rather than 75,000 under the 1996 Directors Plan.


Description of the 1997 Directors Plan

     The following summary is qualified in its entirety by the full text of the 1997 Directors Plan that appears as Exhibit A to this Proxy Statement. The 1997 Directors Plan will be administered by the compensation committee or other committee of the Board of Directors designated by the board for that purpose (the "Directors Committee"). Pursuant to the 1997 Directors Plan, each currently eligible director automatically has been granted an initial option to purchase 20,000 shares of Common Stock, subject to shareholder approval of the 1997 Directors Plan. Each eligible director elected thereafter to the Board of Directors will be granted an initial option of 20,000 shares on the day he or she is first elected a director. At each annual meeting at which an eligible director is reelected or is continuing as a director, he or she will be granted an option to purchase 7,000 shares of Common Stock. The options described in this paragraph are referred to as "Formula Options." These Formula Options shall have an exercise price of 100% of the fair market value of the Common Stock on the date of the grant. The Formula Options will expire five years after the date of grant and will become exercisable to the extent of one-third of the shares covered thereby on the day before each of the first, second and third annual stockholders meeting following the date of grant. Eligible directors are those directors who are not employees of the Company and currently include all directors except Henry C. Hirsch and Vernon L. Fotheringham.

     In addition to Formula Options, the Directors Committee also has the authority to award options to eligible directors in such amounts and on such terms as it determines. These options are referred to as "Discretionary Options." The exercise price of the Discretionary Options will be set by the Directors Committee and will become exercisable and expire as the Directors Committee determines (but no options shall expire later than 10 years from the date of grant).

     The exercise price of any option granted under the 1997 Directors Plan may be paid in cash or check, bank draft or money order, by tendering shares of Common Stock having a fair market value equal to the exercise price, by delivering an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price or by any combination of the foregoing. At the request of an option holder, and if the market price of the shares of Common Stock subject to an option exceeds the exercise price of the option at the time of exercise, the Directors Committee may, in its sole discretion, cancel the option and cause the Company to pay to the person exercising the option in cash or Common Stock an amount equal to the difference between the fair market value of the stock which would have been purchased pursuant to the option and the aggregate exercise price which would have been paid. Each option will be non-transferable except to the eligible director's immediate family members and by will or the laws of descent and distribution.

     If a director dies, or otherwise ceases to be a director, all options not then exercisable will immediately terminate, unless the Board of Directors otherwise determines. Any exercisable options will remain exercisable for a period of one year following death or three months following other termination of the individual's status as a director, but in no event beyond the fifth anniversary of the date of grant in the case of Formula Options and beyond the tenth anniversary of the date of the grant in the case of Discretionary Options. Upon a merger or consolidation of the Company, or series of transactions of which such a merger or consolidation is a part, which results in the stockholders of the Company immediately prior to such transaction or series of transactions beneficially owning less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction or series of transactions or which results in a single person or entity or group of persons or entities acting in concert owning at least a majority of the outstanding voting securities of the surviving entity immediately following such transaction or series of transactions, a sale, transfer, lease or other conveyance of all or substantially all of the Company's assets in a transaction or series of transactions, or a dissolution or liquidation of the Company, all options not at the time exercisable will become exercisable, and then all unexercised options will terminate upon the consummation of the transaction. However, in lieu of termination, the Board of Directors may cause the acquiring or surviving corporation to assume all options outstanding under the 1997 Directors Plan or provide replacement options for such options on substantially the same terms as are provided by the 1997 Directors Plan, with any necessary adjustments.

     In addition to the option grants, the 1997 Directors Plan allows each eligible director to elect annually in advance to receive his or her fees in the form of deferred grants of Common Stock, rather than cash, payable on the earlier of (i) the first business day of the third January following the date of grant, (ii) a change of control of the Company or (iii) the date the eligible director ceases to be a director of the Company. Each eligible director shall receive a deferred stock award in lieu of any annual retainer fee to which such eligible director is entitled (an "Annual Fee") and a deferred stock award in lieu of any fees to which such eligible director is entitled with respect to any meeting of the Board of Directors or any committee thereof (a "Meeting Fees"). The number of shares of Common Stock subject to a Deferred Stock Award shall be that number of shares of Common Stock the fair market value of which is equal, in the case of the Annual Fee, to the amount of such Annual Fee on the first business day of the calendar year for which such Annual Fee is payable, and in the case of a Meeting Fee, to the amount of such Meeting Fee on the date of meeting for which such Meeting Fee is payable. See "Compensation -- Director Compensation" for a description of fees.

     A total of 500,000 shares of Common Stock has been reserved for issuance under the 1997 Directors Plan, subject to adjustment for stock splits and similar events.

Certain Federal Income Tax Consequences

     For federal income tax purposes, options under the 1997 Directors Plan are treated as NQSOs. The tax consequences associated with the grant and exercise of such options are similar to those described above for NQSOs under "Approval of Amendments to the Restated Equity Incentive Plan -- Certain Federal Income Tax Consequences."

1997 Directors Plan Benefits

     The table below sets forth information with respect to the stock options and deferred stock granted to date pursuant to the 1997 Directors Plan, subject to shareholder approval:

                                                                                     1997 Directors Plan
Name and Position                                                               Number of Provisional Options
-----------------                                                               -----------------------------
Non-Executive Officer, Non Employee Director Group (5 persons)                              100,000

The Board of Directors Recommends a Vote "FOR" Approval of the 1997 Directors Plan.


                                  COMPENSATION

Executive Compensation

     The following table sets forth information with respect to compensation paid to or accrued in each of the last three completed fiscal years, if applicable, on behalf of the Chief Executive Officer and each of the four other most highly paid executive officers of the Company who were serving as executive officers on December 31, 1997 and one other individual who would have been one of the four most highly paid executive officers of the Company but for the fact that he was not serving as an executive officer on December 31, 1997 (each a "Named Executive Officer"):

                           Summary Compensation Table


                                                                                 Long Term
                                                                               Compensation
                                                                                   Awards
                                                                               ---------------------------
                                                    Annual Compensation         Securities
                                              ---------------------------       Underlying      All Other
                                              Year       Salary     Bonus       Options(#)    Compensation
                                              ----       ------     -----       ----------    ------------
Henry C. Hirsch (1)
   Chairman, President and Chief
   Executive Officer                          1997                                800,000      $300,000(2)
                                              1996           --       --               --            --
                                              1985           --       --               --            --

Vernon L. Fotheringham (3)
   Vice Chairman                              1997                                     --            --

                                              1996     $250,000       --                 --             --
                                              1995      $90,000       --                 --             --

Thomas A. Grina
  Chief Operating Officer,
  Executive Vice President and
  Chief Financial Officer                     1997                                  181,818
                                              1996     $122,190(4)    --            181,818        $25,000(5)
                                              1995           --       --                 --             --

James D. Miller
  Senior Vice President,                      1997                                   36,364
  Sales and Marketing                         1996     $135,000       --             36,364             --
                                              1995           --       --             18,182             --

Richard A. Shields Jr.(6)
   Senior Vice President,
   Technical Operations                       1997                                   72,545
                                              1996      $93,777(4)    --                 --             --
                                              1995           --       --                 --             --

Thomas M. Walker
   Vice President,
   General Counsel                            1997                                   35,000
                                              1996      $44,736(4) $10,625            7,273         $2,943(7)
                                              1995           --         --               --             --

-------------------
(1)  Mr. Hirsch joined the Company in November 1997.
(2)  Reflects relocation expenses.
(3) Mr. Fotheringham resigned his position as Chairman, President and Chief Executive Officer and was elected Vice Chairman of the Company effective November 1997.
(4)  Reflects compensation for a partial year. See "--Employment Agreements."
(5)  Reflects the reimbursement of moving expenses.
(6) Mr. Shields ceased being an executive officer of the Company in December 1997 and his employment with the Company terminated effective January 15, 1998.
(7)  Reflects the reimbursement of moving expenses.


                            COMMON STOCK OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of December 17, 1997 by (i) the Named Executive Officers, (ii) each director of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange
Act) known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated:

                                                                                Beneficial Ownership
                                                                                --------------------
         Name and Position                                                    Number          Percent
         -----------------                                                    ------          -------
         Advent International Corporation (1).............                  1,321,511           6.2%

         Columbia Capital Corporation (2).................                  2,719,978           12.7%
         Commco, L.L.C. (3)...............................                  2,848,577           13.3%
         Landover Holdings Corporation (4)................                  1,736,674            8.1%
         James C. Cook (5)................................                     56,969            *
         Mark C. Demetree (6).............................                    386,942            1.8%
         Andrew I. Fillat (7).............................                      5,728            *
         Vernon L. Fotheringham...........................                  1,289,114            6.0%
         Thomas A. Grina (8)..............................                     72,728            *
         Henry C. Hirsch..................................                    100,000            *
         James D. Miller (9)..............................                     16,364            *
         James B. Murray, Jr. (10)........................                     62,523            *
         Alan Z. Senter (11)..............................                      3,734            *
         Richard A. Shields, Jr.(12)......................                     13,637            *
         Thomas M. Walker(13).............................                      8,750            *
         Laurence S. Zimmerman (4)........................                  1,736,674            8.1%
         All executive officers and directors
            as a group (14)...............................                  1,500,593            7.0%

-------------------
Unless otherwise indicated, the business address of each director and executive officer named above is c/o Advanced Radio Telecom Corp., 500 108th Avenue NE, Suite 2600, Bellevue, Washington 98004.

*Less than 1.0%.

(1) Includes 1,189,673 shares, 1,149 shares and 58,143 shares of Common Stock and 69,107 shares, 58 shares and 3,381 shares of Common Stock issuable upon exercise of warrants, respectively, owned by Global Private Equity II, L.P., Advent International Investors II Limited Partnership and Advent Partners Limited Partnership (collectively, the "Advent Partnerships"), each a limited partnership whose general partner is controlled by Advent International Corporation ("Advent"). Mr. Fillat is an officer of Advent. The address of Advent and each of the Advent Partnerships is 101 Federal Street, Boston, Massachusetts 02110.
(2) Includes 62,173 shares of Common Stock issuable upon exercise of warrants owned by Columbia Capital Corporation ("Columbia Capital") and includes 2,350,310 shares, 171,060 shares and 136,435 shares owned by CCC Millimeter L.P. ("CCC Millimeter"), Columbia Millimeter Communications, L.P. ("Millimeter") and Columbia Capital, respectively. Columbia Capital, as the sole general partner of CCC Millimeter and Millimeter, has the power to vote and dispose of the Common Stock held by CCC Millimeter and Millimeter. Robert Blow, Mark J. Kington, David P. Mixer, James B. Murray and Mark R. Warner share investment control of the shares held by such entities and may be deemed to beneficially own such shares. Each of Messrs. Blow, Kington, Mixer, Murray and Warner disclaims beneficial ownership of the shares held by such entities, except to the extent of such individual's interest in such entities. The address of each of Columbia Capital, CCC Millimeter and Millimeter is 0 Court Square, P.O. Box 1465, Charlottesville, VA 22902
(3) Includes 54,191 shares of Common Stock issuable upon exercise of warrants. The address of Commco, L.L.C. is 4513 Pin Oak Court, Sioux Falls, SD 57103.
(4) All of such securities are held in the Landover Voting Trust (as defined below). Includes 15,672 shares of Common Stock issuable upon exercise of warrants. Does not include 36,364 shares of Common Stock beneficially owned by the wife of and 36,364 shares of Common Stock beneficially owned by a family trust of Laurence S. Zimmerman, of which shares Landover Holdings Corporation ("LHC") and Mr. Zimmerman disclaim beneficial ownership. LHC is controlled by Mr. Zimmerman. LHC's address is 156 W. 56th Street, Suite 2000, New York, New York 10019. See "--Voting Trust Agreement."
(5) Includes 8,000 shares of Common Stock issuable upon exercise of warrants and 1,601 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 1, 1998.
(6) Includes 3,201 shares of Common Stock beneficially issuable upon exercise of options exercisable within 60 days of January 1, 1998. Does not include 117,999 shares of Common Stock issuable upon exercise of warrants or 1,534,964 shares of Common Stock beneficially owned in each case by members of Mr. Demetree's family or a trust for their benefit, of which he disclaims beneficial ownership. Mr. Demetree's address is 3740 Beach Blvd., Suite 306, Jacksonville, FL 32207.

(7) Includes 1,601 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 1, 1998. Does not include shares of Common Stock and shares of Common Stock issuable upon exercise of warrants held by the Advent Partnerships, of which Mr. Fillat disclaims beneficial ownership, except for 2,495 shares of Common Stock and 32 shares issuable upon exercise of warrants.
(8) Includes 45,455 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 1, 1998.
(9) Includes 16,364 shares of Common Stock issuable upon exercise of an option exercisable within 60 days of January 1, 1998.
(10) Includes 1,734 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 1, 1998 Mr. Murray is a Managing Director of Columbia Capital Corporation. Excludes shares held by Columbia Capital, CCC Millimeter and Millimeter. See Footnote 2. Mr. Murray's address is c/o Columbia Capital Corporation, 0 Court Square, P.O. Box 1465, Charlottesville, VA 22902.
(11) Includes 5,684 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 1, 1998.
(12) Includes 3,637 shares of Common Stock issuable upon conversion of stock options exercisable within 60 days of January 1, 1998.
(13) Includes 8,750 shares of Common Stock issuable upon conversion of stock options exercisable within 60 days of January 1, 1998.
(14) Includes 74,206 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 1, 1998. Does not include 2,894,046 shares of Common Stock held in the Landover Voting Trust by trustees, all of whom are directors of the Company and do not have beneficial ownership of such shares. See "--Voting Trust Agreement."


Voting Trust Agreement

     Pursuant to a Voting Trust Agreement dated November 5, 1996, LHC and the wife of and a trust for the benefit of the family of Laurence S. Zimmerman deposited all of their shares of Common Stock in trust (the "Landover Voting Trust") with Messrs. Demetree, Fillat and Fotheringham as trustees with irrevocable instructions to vote such shares on all matters submitted to a vote of the stockholders of the Company in proportion to, or in certain cases, consistent with the majority of, the vote of other stockholders of the Company. The voting trust will expire on November 5, 2006, but is subject to early termination in the event of (i) a business combination in which the Company stockholders own less than 50%, and the Company directors constitute less than 50% of the Board of Directors, of the combined entity and LHC owns less than 5% of the voting power of such entity, (ii) the death of Mr. Zimmerman or (iii) the sale by LHC of such shares to unaffiliated parties. The trustees of the trust will be indemnified by the Company. LHC retains the right to pledge or dispose of the Common Stock to third parties. Any such shares of Common Stock transferred to an affiliate of LHC will remain subject to the terms of the Landover Voting Trust. Any such shares of Common Stock transferred to parties not affiliated with LHC will be released from the Landover Voting Trust.

Option Grants.

         The following table sets forth certain information regarding stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 1997. No grants were made during 1997 to Mr. Fotheringham.


                                       Option Grants in Last Fiscal Year

                                                Individual Grants
                                 ----------------------------------------------        Potential Realizable Value at
                              Number of      Percent of                                   Assumed Annual Rates of
                              Securities   Total Options                               Stock Price Appreciation for
                              Underlying     Granted to                                        Option Term (1)
                               Options      Employees in  Exercise Price   Expiration        --------------------
            Name               Granted      Fiscal Year   per Share (2)      Date            5%               10%
            -----              -------      ------------  --------------   ----------   -----------      ------------
 Henry C. Hirsch               600,000                           $8.825     10/17/02    $1,462,991        $3,295,000

                               200,000                            12.50     10/17/02            $0          $342,550

 Thomas A. Grina                46,848                            7.125      8/21/02       $92,221          $203,783

                               181,818                            7.875      7/30/02      $395,584          $874,138

 James D. Miller                36,364                            7.875      7/30/02       $79,118          $174,830

 Richard A. Shields, Jr.(3)     54,545                            7.875      7/30/02      $118,674          $262,240

 Thomas M. Walker               35,000                            7.875      7/30/02       $76,150          $168,272

--------------------

(1) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.
(2) On July 31, 1997, the Board of Directors canceled certain options granted under the Equity Incentive Plan and issued new options in lieu thereof with a lower exercise price of $7.875, the fair market value of the Common Stock on that date.
(3) Of these options, 36,545 will terminate on January 15, 1998 and 18,000 will terminate January 15, 2000.


Aggregate Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

     The following table sets forth the number and value as of December 31, 1997 of shares underlying unexercised options held by each of the Named Executive Officers. As of December 31, 1997, Mr. Fotheringham held no options and no stock options had been exercised by any of the Named Executive Officers.

                         Fiscal Year-End Option Values

                                       Number of Shares
                                     Underlying Unexercised                       Value of Unexercised
                                           Options at                           In-the-Money-Options at
                                      Fiscal Year End                              Fiscal Year End(1)
                           ---------------------------------------  -----------------------------------------------
          Name                Exercisable         Unexercisable           Exercisable           Unexercisable
          ----                -----------         -------------           -----------           -------------
Henry C. Hirsch                                      800,000

Thomas A. Grina                 45,455               183,211
James D. Miller                 16,364                38,182
Richard A. Shields              13,637                40,908
Thomas M. Walker                 8,750                26,250

----------------

(1) Based on the last sales price of the Company's Common Stock reported on the Nasdaq National Market on December 31, 1997 of $_________ per share, less the exercise price payable upon exercise of such options.


Director Compensation

     Each director who is not a full-time employee of the Company or one of its subsidiaries receives $4,000 per year for services rendered as a director, $500 for each board meeting attended and $500 for each committee meeting attended.

     In addition to cash fees for services rendered and attendance at board meetings, non-employee directors have been eligible to participate in the 1996 Directors Plan and, if approved by the shareholders at the Meeting, will be eligible instead to participate in the 1997 Directors Plan. See "Approval of 1997 Equity Incentive Plan for Non-Employee Directors" for a description of such plans.


Employment Agreements

     On October 17, 1997, the Company entered into an employment agreement with Henry C. Hirsch, providing for full-time employment as Chairman, President and Chief Executive Officer through December 31, 2000 at a salary at the annual rate of $325,000 for 1997 and 1998, $350,00 for 1999 and $400,000 for 2000. Under the
agreement, Mr. Hirsch is guaranteed an annual bonus of at least $54,167 for 1997, $325,000 for 1998 and $87,500 for 1999. The agreement further provides that Mr. Hirsch's annual targeted bonus for years other than 1997 and 1998 will be not less than 50% of his base salary, and that his maximum incentive bonus will be 100% of his base salary, pursuant to such bonus or incentive compensation plan as is available to executives of the Company generally or, if there is no such plan, as determined by the Board or Directors based on performance criteria set annually. Pursuant to the agreement, Mr. Hirsch was granted five-year stock options under the Equity Incentive Plan for an aggregate of 800,000 shares of Common Stock, of which 600,000 will be exercisable at $8.875 per share, the fair market value on the day of the grant, and 200,000 will be exercisable at $12.50 per share. Mr. Hirsch was also granted 100,000 shares of deferred Stock deliverable on January 2, 2001. The Company also loaned Mr. Hirsch $887,500 to purchase 100,000 shares of Company Common Stock at $8.875 per share with interest at the minimum applicable federal rate, payable over five years and secured by the shares purchased. The Company has also agreed to pay Mr. Hirsch $300,000 for relocation expenses. The agreement precludes Mr. Hirsch from competing with the Company for two years after the cessation of his employment or a period equal to the length of his employment up to two years if he is terminated without cause. The agreement may be terminated at any time by either party and provides that, if the Company terminates Mr. Hirsch without cause, Mr. Hirsch's employment is terminated due to his disability or death, or Mr. Hirsch terminates his employment as a result of constructive termination, Mr. Hirsch will be entitled to continue to receive the full amount of his base salary and bonus (at the guaranteed amount for 1997 and 1998 and at the target amounts for 1999 and 2000) for the remainder of the agreement term or, if Mr. Hirsch is terminated after December 31, 1999, to be paid his base salary and target bonus in effect for 2000 for twelve months. Upon such termination, Mr. Hirsch will also be entitled to receive for the remainder of the employment term, but no less than twelve months and no more than eighteen months following termination, medical and term life insurance. In addition, all options granted to Mr. Hirsch not yet vested will vest and remain exercisable for the lesser of one year or their original term.

     On October 17, 1997, the Company also entered into a Change of Control Agreement with Mr. Hirsch entitling him to certain benefits if his employment with the Company is terminated, other than for cause or his disability or death, or if he resigns for good reason within 24 months of any change of control of the Company. Upon such a termination, the agreement provides that: (i) the Company will pay Mr. Hirsch a cash payment equal to his annual base salary at the time of termination, to the extent not theretofore paid for the year, plus a prorated portion of his maximum incentive bonus for the year and any accrued and unpaid vacation pay; (ii) any stock, stock option or other awards granted to Mr. Hirsch by the Company will immediately vest and become exercisable in full and shall remain exercisable for the lesser of four years or their original term;
(iii) the Company will pay to Mr. Hirsch a cash payment equal to the greater of
(a) Mr. Hirsch's aggregate base salary plus maximum incentive compensation for the period from termination through December 31, 2000 and (b) two times his base salary rate at the date of termination plus either his maximum incentive compensation for the year in which termination occurs or his maximum incentive compensation in effect immediately prior to the change of control (whichever is higher); (iv) the Company will continue to insure Mr. Hirsch and his dependents in the Company's life and medical insurance plans for up to two years after termination; and (v) Mr. Hirsch will be entitled to return the 100,000 shares of Common Stock pledged to secure the promissory note described above in full satisfaction of the promissory note if the fair market value of the Common Stock is less than the amount due on the note.

     The Company's employment agreement with Mr. Fotheringham provides for his full-time employment as Vice Chairman at an annualized base salary of $275,000 for 1997 and $300,000 for 1998. Under the agreement, Mr. Fotheringham is entitled to receive an annual bonus of up to $100,000 depending on the achievement of specified annual link installation goals to be established based on the operating budget approved by the Board of Directors. Under an October 1997 amendment to his employment agreement, Mr. Fotheringham shall receive a guaranteed bonus of $50,000 for 1997. The agreement precludes Mr. Fotheringham from competing with the Company for one year after the cessation of his employment, regardless of the reason for such cessation.

     On August 21, 1997, the Company entered into a two-year employment agreement with Thomas A. Grina, providing for full-time employment as Executive Vice President and Chief Operating Officer at an annualized base salary of $210,000 for 1997, $235,000 for 1998 and $258,000 for 1999. Under the Agreement,
Mr. Grina is eligible for an annual target incentive bonus of not less than 50% of his annual salary. The agreement precludes Mr. Grina from competing with the Company for one year after the cessation of his employment. The agreement may be terminated by either party and provides that, if Mr. Grina's employment is terminated by the Company other than for cause or by Mr. Grina as a result of constructive termination, Mr. Grina will be entitled to receive an amount equal to twelve months of his base salary and bonus in effect at his termination and continuation of benefits to which he would have otherwise been entitled for a period of twelve months from the date of such termination, and all options granted to Mr. Grina shall vest and remain exercisable for three years.

     The Company's employment agreement with James D. Miller provides for full-time employment at an annual base salary of $150,000 and an annual bonus in designated amounts based upon the achievement of specified performance goals. The agreement has a term of three years expiring January 1999 and precludes him from competing with the Company for one year after the cessation of employment. The employment agreement may be terminated at any time by the Company or Mr. Miller and provides that, if the Company terminates Mr. Miller's employment without cause or his employment is terminated due to his disability or death, Mr. Miller will receive the full amount of his base salary and any other benefits to which he would have otherwise been entitled for a period of six months from the date of such termination.

     The Company's employment agreement with Richard A. Shields provided for full-time employment at an annual base salary of $110,000 and an annual bonus in designated amounts based on the achievement of specified performance goals. The agreement precludes him from competing with the Company for one year after the cessation of employment. The Company has terminated the agreement effective January 15, 1998. Mr. Shields is entitled to salary and benefit continuation for three months from the date of termination.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Demetree, Murray and Fotheringham served on the Compensation Committee during 1997. Mr. Fotheringham is an executive officer and employee of the Company.


                           QUORUM, REQUIRED VOTES AND
                              METHOD OF TABULATION

     Consistent with Delaware law and under the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by an election inspector appointed by the Company for the meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the meeting in person or by proxy is necessary to approve each of the Amendments and the 1997 Directors Plan. The election inspector will count shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but broker non-votes will not have any effect on the outcome of the voting, and abstentions will be counted as votes against approval of the Amendments and the 1997 Directors Plan.


                                 OTHER BUSINESS

     The Board of Directors knows of no business to be brought before the Meeting which is not referred to in the accompanying Notice of Special Meeting of Stockholders. However, should any such matters be presented, the persons named in the enclosed proxy will have discretionary authority to take such action in regard to such matters as in their judgment seems advisable.

                                    FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission is available without charge by writing to the Company at: Advanced Radio Telecom Corp.; 500 108th Avenue, NE; Suite 2600; Bellevue, Washington, 98004; Attn: Shareholder Relations.

                                                                       EXHIBIT A

                          ADVANCED RADIO TELECOM CORP.
              1998 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

1.   PURPOSE

     The purpose of this 1998 Equity Incentive Plan for Non-Employee Directors (the "Plan") is to advance the interests of Advanced Radio Telecom Corp. (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to align the interests of those directors more closely with those of the stockholders.

2.   ADMINISTRATION

     Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board designated by the Board for that purpose (the "Committee"). If the Board shall determine that the Plan shall be administered by the entire Board, the references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant options in accordance with the Plan, (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties.

3.   EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall become effective on October 16, 1997, the date on which the Plan was approved by the Board of Directors of the Company, subject to approval by the stockholders of the Company. After October 16, 2007, no option shall be granted under the Plan, but options previously granted may extend beyond that date. No elections may be made, and no Deferred Stock Awards shall be granted, pursuant to Section 7 with respect to Fees for services rendered after December 31, 2007.

4.   SHARES SUBJECT TO THE PLAN

     a. Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Common Stock of the Company ("Stock") that may be delivered upon the exercise of options or pursuant to Deferred Stock Awards granted under the Plan shall be 500,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     b. Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

     c. Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock occurring after the effective date of the Plan, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     The Committee may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(j)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

5.   ELIGIBILITY FOR THE PLAN

     Directors who are not employees of the Company or any subsidiary of the Company ("Eligible Directors") shall be eligible to receive options and Deferred Stock Awards under the Plan.

6.   TERMS AND CONDITIONS OF OPTIONS

     a. Formula Options. On October 16, 1997, each Eligible Director shall be granted an initial option to purchase 20,000 shares of Stock, subject to approval of this Plan by the stockholders, and each Eligible Director elected to the Board thereafter shall be granted an initial option to purchase 20,000 shares of Stock on the day on which he or she is first elected a Director. At each annual meeting subsequent to the date on which the initial grant was made to an Eligible Director and at which such Eligible Director is reelected or is continuing as a director, he or she shall be granted an additional option to purchase 7,000 shares of Stock. The options awarded under this paragraph (a) are referred to as "Formula Options." The grant of Formula Options shall not require any action by the Committee.

     b. Discretionary Options. The Committee shall also have the authority under this Plan to award options to purchase Stock to Eligible Directors in such amounts and on such terms not inconsistent with this Plan as it shall determine at the time of the award. The Options awarded under this paragraph (b) are referred to herein as "Discretionary Options."

     c. Exercise Price. The exercise price of each Formula Option shall be 100% of the Fair Market Value (as defined below) per share of the Stock on the date the option is granted. The exercise price of each Discretionary Options shall be set by the Committee. In no event, however, shall the option price of any option be less, in the case of an original issue of authorized stock, than par value per share. For purposes of this paragraph, (A) the "Fair Market Value" of a share of Stock on any date shall be the Closing Price or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price; and (B) the "Closing Price" of the Stock on any business day will be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day.

     d. Duration of Options. The latest date on which an option may be exercised (the "Final Exercise Date") shall be (i) in the case of Formula Options, the date which is five years from the date the Option was granted and (ii) in the case of Discretionary Options, such date as the Committee may determine, but in no event later than ten years from the date the Option was granted.

     e. Exercise of Options.

        i. Each Formula Option shall become exercisable to the extent of one-third of the shares covered thereby on the day before each of the first, second and third annual meeting of stockholders following the date of grant Each Discretionary Option shall become exercisable at such time or times as the Committee shall determine.

        ii. Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of shares for which the option is exercised.

        iii. If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will, the applicable laws of descent and distribution or pursuant to Section 6(g) below, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     f. Payment for and Delivery of Stock. Stock purchased upon exercise of options under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company; (ii) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the exercise price; (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the purchase price; or (iv) by any combination of the foregoing permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check of the option holder.

     g. Discretionary Payments. If (i) the market price of shares of Stock subject to an option exceeds the exercise price of the option at the time of its exercise, and (ii) the person exercising the option so requests the Committee in writing, the Committee may in its sole discretion cancel the option and cause the Company to pay in cash or in shares of Stock (at a price per share equal to the fair market value per share) to the person exercising the option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the option is canceled) and the aggregate exercise price which would have been paid.

     h. Death. Except as otherwise determined by the Board, upon the death of any Eligible Director, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution or pursuant to Section 6(g), at any time within one year after the director's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option). After completion of that one-year period, such options shall terminate to the extent not previously exercised.

     i. Other Termination of Status of Director. If a director's service with the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject to Section 6(c)). After completion of that three-month period, such options shall terminate to the extent not previously exercised, expired or terminated.

     j. Mergers, etc. In the event of a merger or consolidation of the Company, or series of transactions of which such a merger or consolidation is a part, which results in the stockholders of the Company immediately prior to such transaction or series of transactions beneficially owning less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction or series of transactions or which results in a single person or entity or group of persons or entities acting in concert owning at least a majority of the outstanding voting securities of the surviving entity immediately following such transaction or series of transactions, a sale, transfer, lease or other conveyance of all or substantially all of the Company's assets in a transaction or series of transactions, or a dissolution or liquidation of the Company, all options hereunder will terminate; provided, that immediately prior to the consummation of any such transaction described above, all options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable, and provided, further, that in lieu of termination, the Board may cause the acquiring or surviving corporation to assume all Options outstanding under this Plan, or provide replacement options for such options on substantially the same terms as are provided by this Plan, with such adjustments to the number of shares covered by such Options and the exercise price thereof as may be necessary to reflect the exchange ratio provided for in the merger or consolidation and with such other changes as are necessary to permit the options to remain exercisable and outstanding after the effective date of such merger or consolidation despite the termination of the Eligible Director's service as a director of the Company.


7.   DEFERRED STOCK GRANT IN LIEU OF FEES

     a. Deferred Stock Grants. Each Eligible Director who shall have so elected (pursuant to the procedures below) shall be granted irrevocable rights to receive shares of Stock to be delivered in the future ("Deferred Stock Awards") in lieu of the cash fees that would otherwise be payable to such Eligible Director. Each Eligible Director shall receive a Deferred Stock Award in lieu of any annual retainer fee to which such Eligible Director is entitled ("Annual Fee") and a Deferred Stock Award in lieu of any fees to which such Eligible Director is entitled with respect to any meeting of the Board or any committee thereof ("Meeting Fees"). The number of shares of Stock subject to a Deferred Stock Award shall be that number of shares of Stock the Fair Market Value of which is equal, in the case of the Annual Fee, to the amount of such Annual Fee on the first business day of the calendar year for which such Annual Fee is payable, and in the case of a Meeting Fee, to the amount of such Meeting Fee on the date of meeting for which such Meeting Fee is payable. The grant of Deferred Stock Awards shall not require any action by the Committee.

     b. Issuance of Deferred Stock. Stock issuable pursuant to a Deferred Stock Award granted under this Plan shall be issued by the Company to the Eligible Director on the earliest of (i) the first business day of the third January following such Deferred Stock Award, (ii) the date of an event described in
Section 6(j) of this Plan or (iii) the date on which such Eligible Director shall cease to be a Director of the Company, and certificates therefore shall be delivered by the Company promptly after such date.

     c. Notice Procedures. Prior to the beginning of any calendar year, an Eligible Director may notify the Company in writing of his or her election to be granted Deferred Stock Awards in lieu of fees for the calendar year succeeding the year in which the election is made and unless and until any subsequent notice is given, as provided below, each calendar year thereafter (a "Deferred Stock Election"). By making a Deferred Stock Election, such Eligible Director agrees to forego any cash payment of the Annual Fees and Meeting Fees paid in the form of Deferred Stock Awards. Any Deferred Stock Election shall be irrevocable as to each calendar year once that year begins, except that in the event the stockholders should fail to approve this Plan, all Deferred Stock Elections shall be immediately revoked and the director promptly paid any previous fees withheld pursuant to such agreement. Any Deferred Stock Election shall continue in effect from year to year, until revoked, which revocation shall be effective as to all years subsequent to the year in which the notice of revocation is given, unless and until such Eligible Director makes a subsequent Deferred Stock Election.

8.   GENERAL PROVISIONS

     a. Effect of Lack of Shares. In the event that on any date on which options or Deferred Stock Awards are to be granted hereunder, there is not a sufficient number of shares of Stock available to implement fully the shares issuable thereunder, then each such director entitled to an option grant or a Deferred Stock Award at such time shall receive a pro rata portion of the option and/or Deferred Stock Award contemplated by this Plan to the maximum extent. In addition, if an Deferred Stock Award cannot be implemented due to a lack of shares, then the director's agreement to forgo Fees shall be deemed automatically revoked to the same extent unless with the Director's consent the Board is seeking authorization for additional shares.

     b. Non-Plan Issuances. Neither adoption of the Plan nor the grant of options or Deferred Stock Grants to an Eligible Director shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such director Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

     c. No Rights as Stockholder. A holder of an option or Deferred Stock Award shall not have the rights of a stockholder with respect to shares issuable with respect to such option or award.

     d. Fulfillment of Legal Obligations. The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange or market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     e. Nontransferability of Options and Awards. No option or Deferred Stock Award may be transferred other than by will, by the laws of descent and distribution or by assignment to a member of his or her immediate family, during a director's lifetime, an option may be exercised only by him or her or by such member of his or her immediate family to whom the option was assigned and during a director's lifetime, a Deferred Stock Award may be paid only by him or her or to such member of his or her immediate family to whom the award was assigned.

     f. Termination & Amendment. The Board may at any time terminate the Plan as to any further grants of options or Deferred Stock Awards. The Committee may at any time or times, amend the Plan for any purpose which may at the time be permitted by law, but (without the person's consent) no such amendment shall adversely affect the rights of any person with respect to a previously granted option or Deferred Stock Award.

                         ADVANCED RADIO TELECOM CORP.
          500 108th Ave., NE - Suite 2600 - Bellevue, Washington 98004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Henry C. Hirsch, Thomas A. Grina and Thomas
M. Walker, and each of them, each with power to appoint his substitute, as proxies to vote and act at the Special Meeting of Stockholders of Advanced Radio Telecom Corp. to be held on February 19, 1998, 10:00 a.m. (local time) at 411 108th Avenue NE, Bellevue, Washington 98004, or any adjournment thereof (the "Meeting") with respect to the number of shares of Common Stock of Advanced Radio Telecom Corp. as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the proposal specified below, as described in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged. All proxies heretofore given by the undersigned in respect of the Meeting are hereby revoked.

APPROVAL OF THE AMENDMENTS TO THE RESTATED EQUITY INCENTIVE PLAN:
     FOR approval of the Amendments [_]   AGAINST approval of the Amendments [_]
     ABSTENTION [_]

APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS:
     FOR approval of the plan [_]  AGAINST approval of the plan [_]
     ABSTENTION [_]

                  (continued and to be signed on reverse side)

Unless otherwise specified in the boxes on the reverse side hereof, this proxy will be voted FOR approval of the proposed amendments to the Restated Equity Incentive Plan and FOR approval of the 1997 Equity Incentive Plan for Non-Employee Directors and in the discretion of the named proxies as seems in their judgment advisable as to any other matter that may come before the Meeting or any adjournment thereof.


                         Date: _______________________________________,1998


                        ---------------------------------------------------
                                         Signature

                         --------------------------------------------------
                                         Signature

                         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.